UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 1, 2010

 RadNet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19019	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1510 Cotner Avenue
Los Angeles, California  90025
(Address of Principal Executive Offices) (Zip Code)

(310) 478-7808
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On April 1, 2010, RadNet, Inc. (the “Company”) issued a press release announcing the pricing of the offering of $200 million aggregate principal amount of 10⅜% senior notes due 2018 (the “Notes”) by the company's wholly-owned subsidiary Radnet Management, Inc. Concurrently with the closing of the offering of the Notes, which is expected to occur on April 6, 2010, Radnet Management, Inc. intends to terminate its existing senior secured credit facilities and enter into a new $285 million term loan and a new $100 million revolving credit facility. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, the Company disclosed today that the health care reform legislation enacted in 2010 by the Patient Protection and Affordable Care Act (the “Act”) specifically requires the U.S. Department of Health and Human Services, in computing physician practice expense relative value units, to increase the equipment utilization factor for advanced diagnostic imaging services (such as magnetic resonance imaging (MRI), computed tomography (CT) and positron emission tomography)) from a presumed utilization rate of 50% to 65% for 2010 through 2012, 70% in 2013, and 75% thereafter.  Excluded from the adjustment are low-technology imaging modalities such as ultrasound, X-ray and fluoroscopy.  The Act also includes a provision which, for dates of service in 2010 only, replaces the 21.2% reduction in the Medicare Physician Fee Schedule payment update otherwise scheduled under the statutory formula with an update providing for an increased payment rate of 0.5%.  The Company cannot predict at this time whether Congress will enact additional legislation to revise the formula which determines the annual update to the conversion factor and payment rates, or if it will continue to pass incremental legislation to delay or decrease the payment reductions otherwise required under the statutory formula.  It is also possible that no action will be taken and that reductions in payments under the statutory formula will be implemented.

The Company further disclosed that the Act contains certain changes that may result in decreased revenue for the scans performed by the Company for Medicare beneficiaries.  The Health Care and Education Reconciliation Act of 2010 (H.R. 4872), which was passed by the Senate and approved by the President on March 30, 2010, amends the provision for higher presumed utilization of advanced diagnostic imaging services to a presumed rate of seventy-five percent (75%).  The higher utilization rate should be fully implemented beginning in 2011, in place of the phase-in approach set forth in the legislation signed by the President into law.  Other changes in reimbursement for services rendered by Medicare Advantage plans may also reduce the revenues the Company receives for services rendered to Medicare Advantage enrollees.

The press release attached as Exhibit 99.1 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements related to the offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements involve known and unknown risks, uncertainties and other factors discussed in RadNet, Inc.’s filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements speak only as of the date of the press release and, except to the extent required by applicable securities laws, RadNet, Inc. expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If RadNet, Inc. does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. For additional information concerning risks, uncertainties and other factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to RadNet, Inc.’s business in general, please refer to its SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1 – Press Release, issued by RadNet, Inc. on April 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2010	RadNet, Inc.

	By:	/S/ Jeffrey L. Linden
	Name:	Jeffrey L. Linden
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, issued by RadNet, Inc. on April 1, 2010 (this exhibit is furnished and not filed).